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                                                                   EXHIBIT 99.01

                  Broadbase Completes Acquisition of Panop.com

MENLO PARK, Calif., Sept. 21/PRNewswire/-- Broadbase Software, Inc., (Nasdaq:
BBSW -- news) the leading provider of customer-focused analytic and marketing automation applications today announced that it has completed the acquisition of Panop.com, a developer of state-of-the-art real-time interaction technology.

Based in Palo Alto, California, Panop.com's real-time recommendation engine produces context-sensitive, personalized recommendations across web, WAP devices, e-mail and call center interaction points. Panop.com extends Broadbase's rich analytic platform with the ability to dynamically recommend and serve appropriate content or products in real time.

ABOUT BROADBASE

Broadbase Software is the leading provider of customer-focused analytic and marketing automation applications that analyze customer data from multiple touch points, and use that information to execute marketing campaigns, improve online merchandizing and content, increase site stickiness and personalize all customer interactions. Broadbase applications are designed for rapid time to value and have been implemented in as few as fifteen days. Broadbase has provided critical e-commerce infrastructure to more than 400 customers, including ADP, BEA Systems, Cisco Systems, Fidelity Investments, Hewlett-Packard, InsWeb, Kodak, LoanCity.com, Mercata.com, Nortel Networks, Onvia.com, The Sharper Image and United Airlines. Headquartered in Menlo Park, CA, Broadbase has a rapidly growing global presence with locations throughout North America, Europe and Asia. For more information, visit Broadbase at www.broadbase.com.

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Information in this release that involves Broadbase's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risk and uncertainties. All forward-looking statements
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the date of this release, and Broadbase assumes no obligation to update any such
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performance and actual results could differ materially from Broadbase's current expectations. These and other factors and risks associated with Broadbase's business are discussed in the Company's registration statement on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2000.